Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-4 (File No. 333-268865) of our report dated May 15, 2024, relating to the consolidated financial statements of NFT Limited, which is included in this Annual Report on Form 20-F for the year ended December 31, 2023. We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ AssentSure PAC
AssentSure PAC
Singapore
May 15, 2024